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                                                                    EXHIBIT 5.01

                                October 12, 2000

At Home Corporation
450 Broadway Street
Redwood City, California 94063

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by At Home Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on or about October 13, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 43,000,000 shares of the Company's Series A Common Stock, $0.01 par value per share (the "Shares"), subject to issuance by the Company upon exercise of (a) options granted or to be granted under the Company's 1997 Equity Incentive Plan, amended as of April 18, 2000 (the "Incentive Plan") and (b) purchase rights granted or to be granted under the Company's 1997 Employee Stock Purchase Plan, amended as of April 18, 2000 (the "Purchase Plan"). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the "Plans."

     In rendering this opinion, we have examined the following:

  (1) the Company's Fifth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 28, 1999;

  (2) Certificate of Amendment of the Company's Fifth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on August 28, 2000;

  (3) the Company's Third Amended and Restated Bylaws, amended as of August 28, 2000;

  (4) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

  (5) the prospectuses prepared in connection with the Registration Statement (the "Prospectus");

  (6) the minutes of a meeting of the Company's Board of Directors held on April 18, 2000 approving the filing of the Registration Statement and the reservation of the Shares for issuance under the Plans, and minutes of a meeting of the Company's stockholders held on June 20, 2000 approving the amendments to the Plans;

  (7) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options, warrants and other rights to purchase the Company's capital stock that was prepared by the Company and dated October 6, 2000;

  (8)  the Plans; and

  (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the Certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the 43,000,000 Shares that may be issued and sold by the Company upon the exercise of option and purchase rights granted or to be granted under the Plans, when issued, sold and delivered in accordance with the applicable Plan and agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the offer and sale of the Shares and is not to be relied upon for any other purpose.


                              Very truly yours,

                              FENWICK & WEST LLP


                              By: /s/ Jeffrey R. Vetter
                                  -------------------------------------
                                  Jeffrey R. Vetter, a partner